                                                                  EXHIBIT 10.44


                              DATED 26TH JULY 2000





                           (1) IDEAL HARDWARE LIMITED



                                     - and-



                             (2) IAN MICHAEL FRENCH





                               -------------------

                                SERVICE AGREEMENT

                               -------------------









                                  Wedlake Bell
                                16 Bedford Street
                                  Covent Garden
                                 London WC2E 9HF

                             DX: 40009 Covent Garden

                               Tel: 020 7395 3000
                               Fax: 020 7836 9966

                            Ref: DEI/99007/WB2-90089

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THIS AGREEMENT is made on                    2000

BETWEEN:-

(1) IDEAL HARDWARE LIMITED whose registered office is at Cox Lane, Chessington, Surrey, KT9 1SJ (Registered in England Number 3969946) ("the Company"); and

(2) IAN MICHAEL FRENCH of 10 Davenant Road, Oxford, Oxfordshire 0X2 8BX ("the Executive").

WHEREBY it is agreed that the Company shall employ the Executive upon and subject to the following terms and conditions:-

1.       INTERPRETATION

(1) In this Agreement the following words and expressions shall have, unless the context otherwise requires, the meanings respectively ascribed to them:-

"Associated Company":

any company which is a holding company or a subsidiary of the Company or a subsidiary of any holding company;

"Board":

the board of directors from time to time of the Company or any Associated Company including any duly appointed committee or sub-committee thereof;

"Group":

the Company and the Associated Companies from time to time;

"Intellectual Property":

copyright, rights in the nature of copyright, patents, utility models, design right, registered designs, trade marks, service marks, logos, trading and business names, know how, confidential processes and information, inventions, discoveries and improvements, other intellectual property rights and rights in the nature of intellectual property (in each case whether registered or not and including both registrations and applications therefor) and all rights or forms of protection of a similar nature or




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                                      -2-

having equivalent or similar effect in any part of the world;


"Records":

notes, memoranda, tape recordings, films, photographs, plans, drawings, computer data, software or any form of record (whether electronic or otherwise) relating to any matter within the scope of the business, finances, management or administration of the Company or any Associated Company or any of their clients, customers, shareholders, employees, offices, suppliers, distributors and agents or concerning any of its or their dealings, transactions or affairs or any of their clients, customers, shareholders, employees, offices, suppliers, distributors and agents; and

"subsidiary" and "holding company":

have the meanings attributed to them by sections 736 and 736A of the Companies Act 1985 provided that the term "subsidiary" shall also include a subsidiary undertaking (as defined in section 258 of the Companies Act 1985).

(2) Any reference in this Agreement to the employment of the Executive is a reference to the Executive's employment by the Company under this Agreement.

(3) This Agreement supersedes all previous agreements and arrangements (if any) relating to the employment of the Executive (which such agreements and arrangements (if any) shall be deemed to have been terminated by mutual consent) and sets out the entire agreement of the parties in relation to the Executive's employment.

(4) The Interpretation Act 1978 shall apply to this Agreement as it does to an Act of Parliament.

(5) References in this Agreement to any legislation (national or supranational) (or any part thereof) shall include references to such legislation (or part thereof) as amended, consolidated, replaced or re-enacted from time to time.

(6) The headings in this Agreement (and any descriptive notes in brackets following references to statutes or other documents) and any front or back sheet or cover and any index hereto being for convenience only do not form part of this Agreement and shall not be used as aids to its interpretation.

(7) References in this Agreement to Clauses, sub-clauses, Recitals or Schedules are to clauses, sub-clauses and recitals of or schedules to this Agreement.

(8) The Schedules (and the Parts, if any, thereof) form part of this Agreement and have the same full force and effect as if they were expressly set out in their entirety in the operative part of this Agreement.

(9) Any reference in this Agreement to a person shall (unless the context otherwise requires) include a reference to a natural person and a body corporate and to any unincorporated body of persons including any firm, association, partnership, trust or charity.

(10) Any reference in this Agreement to any "party" or to the "parties" are to the parties to this Agreement.

(11) Any word in this Agreement which denotes the singular shall where the context permits include the plural and vice versa and any word in this Agreement which denotes the masculine gender shall where the context permits include the feminine and/or the neuter gender and vice versa.

(12) In construing this Agreement the ejusdem generis rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded or followed by words indicating a particular class of acts, matters, things or examples.

(13) The words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

(14) Save as herein expressly provided, expressions and words which are defined in the Companies Act 1985 shall have herein the meanings therein given to them.

(15) This Agreement shall be binding upon and enure for the benefit of the parties' respective successors in title and assigns.

(16) This Agreement is governed by and shall be construed and interpreted in accordance with the laws of England and each of the parties irrevocably submits to the exclusive jurisdiction of the English Courts or Tribunals.

2.       APPOINTMENT AND TERM

(1) Subject as hereinafter provided the Executive shall be employed by the Company unless and until terminated in accordance with Clauses 3(5) or 14 of this Agreement and shall provide his services as Executive Director or in such other capacity as the Company may from time to time require.

(2) The Executive's employment began on 4 August 1987 and the Executive's period of continuous employment for statutory purposes shall be deemed to have commenced on that date.

(3) The Executive represents to the Company that he is entitled to enter into this Agreement and to carry out its terms and that by doing so he shall not be in breach of any obligation (contractual or otherwise) to any third party which would entitle that third party to damages or any other remedy.

3.       OBLIGATIONS DURING EMPLOYMENT

(1)      The Executive shall during the continuance of his employment:-

(a) unless prevented by sickness or injury devote the whole of his time, attention, industry, ability, expertise, skill and ingenuity during working hours (as described in Clause 5) to his duties under this Agreement and shall faithfully and using his best endeavours carry out all work which may be required of him;

(b)      comply with all reasonable and lawful requests made by the Board;

(c)      use his best endeavours to promote the interests of the Group;

(d) work at the Company's offices at Cox Lane, Chessington, Surrey KT9 1SJ or at any of the Company's or any Associated Company's other offices in the United Kingdom as directed from time to time.

(e) travel on Company or Associated Company business in the United Kingdom or overseas as the Company or Associated Company may from time to time require which may include travelling outside normal business hours, at weekends and on bank or public holidays;

(f) at such time as the Company may reasonably request and at the expense of the Company undergo a medical examination by a doctor of the Company's choice and permit disclosure of the results of such medical examination to the Company. The Company shall keep the results of such medical examination confidential save insofar as it is necessary to disclose the results for the purpose of obtaining or maintaining any policy of insurance required by the Company or save as required by law; and

(g) report to the Board any matters of concern that come to the Executive's attention as it is the duty of the Executive to report any acts of misconduct, dishonesty, breach of Company rules or breach of any of the rules of any relevant regulatory bodies committed, contemplated or discussed by any other member of staff or other third party. The Company shall keep confidential whatever is reported save as required by law or a court or authority of competent jurisdiction. Failure to act in accordance with this provision is a disciplinary matter which may lead to summary dismissal.

(2) Notwithstanding the foregoing or any other provision of this Agreement:-

(a) the Company shall be entitled during the continuance of the Executive's employment to make the Executive's services available to any other person firm or company outside the Group at such locations and for such periods and on such terms as the Company and the Executive shall reasonably agree and shall enter into any agreement with such other person as the Company may reasonably require to give full effect to such arrangement; and

(b) the Company shall be entitled at any time during the continuance of the Executive's employment to appoint another person or persons to act jointly with the Executive in discharging his duties.

(3) The Executive's duties as a director of the Company or any Associated Company are subject to the Articles of Association of the Company or any Associated Company for the time being.

(4) The Board may at any time require the Executive to cease temporarily or otherwise from performing and exercising such duties or powers or any of them and, during the period of any notice given pursuant to Clause 14(1), the Company shall be entitled at any time or times to require the Executive to cease to attend at the premises of the Company or any Associated Company in each case to such extent and for so long as the Board may from time to time determine during which period or periods:-

(a) the Executive shall nevertheless remain available to perform any such duties and/or to exercise any such powers, authorities and discretions if and when called upon so to do by the Board;

(b) subject as provided in this Clause 3(5), the remaining provisions of this Agreement shall continue to remain in full force and effect;

(c) the Executive shall be permitted to seek further employment starting after the Termination Date; and

(d) the Executive shall be provided with the information and powers necessary for him to carry on his statutory obligations as a director pursuant to, without limitation to the generality of the foregoing, the Companies Act 1985 and the Financial Services Act 1986.

(5) The Executive shall not be entitled to any payment in damages or entitled to make, bring or base any claim or counter-claim whatsoever upon or as a result of the exercise by the Company of its rights under Clause 3(5).

4.       INTERESTS IN OTHER BUSINESSES

(1) During the course of the Appointment the Executive shall not (unless the Board shall in its absolute discretion so consent in writing) whether alone or jointly with others and whether as principal, partner, manager, employee, contractor, consultant, adviser, director, officer, shareholder, agent or otherwise howsoever be engaged, concerned or interested in or assume responsibilities or duties for, whether directly or indirectly, any business whatsoever (other than any of the businesses of the Group) or any firm, company (which is not a member of the Group), person, association, charity, trust or society (whether incorporated or otherwise) save that notwithstanding the foregoing:-

(a) the Executive may be interested as a holder directly or through nominees for investment purposes only in any securities which are for the time being admitted to trading on a recognised stock exchange provided that none of the holdings of such securities in which the Executive shall be so interested shall at any time exceed five per cent in aggregate of the nominal value of the securities concerned for the time being in issue; and

(b) the Executive (to the extent that and only for so long as the Board shall at its absolute discretion so consent in writing) may be concerned or take an interest in or assume responsibilities or duties to any firm, company, person, association, charity, trust or society (whether incorporated or otherwise) Provided always that (and without prejudicing the Board's absolute discretion):-

         (i) the business or activity of such firm, company, person, association, charity, trust or society is not in conflict and does not compete and is not likely to conflict or compete with any business of the Company or any Associated Company; and

         (ii) the Executive's concern and interest in and responsibilities and duties towards such firm, company, person, association, charity, trust or society do not and are unlikely to interfere with the proper performance of the Executive's duties under this Agreement.

5.       HOURS OF WORK

The Executive will work the hours necessary or appropriate from time to time to carry out his duties properly and effectively with no allowance or additional payment for overtime. The parties believe that for the purposes of the Working Time Regulations 1998 that the Executive is an autonomous worker (as defined by Regulation 20), however and without prejudice to this belief the Executive agrees whenever necessary to work longer than 48 hours per week on average.

6.       SALARY AND BONUS

(1) The Company shall pay the Executive during the continuance of his employment a salary initially at the rate of Pound Sterling 130,000 per annum inclusive of any Director's fees payable by the Company or any Associated Company which shall accrue from day to day and shall be payable by twelve equal monthly instalments in arrears, on or about the last working day of each calendar month by credit transfer direct to the Executive's bank account.

(2) The Executive's salary shall be subject to a review (but not necessarily an increase) which shall take place annually on or about the anniversary of the date of commencement of the Executive's employment under this Agreement. The Executive's salary may be increased with effect from any such review date at the absolute discretion of the Board.

(3) The Executive agrees and hereby authorises the Company to deduct from any wages (as defined in Part II of the Employment Rights Act 1996) due to the Executive any sums due from the Executive to the Company or any Associated Company.

(4) In addition to the salary referred to in sub-clause (1) and in accordance with the provisions of Schedule 2 attached hereto the Executive shall be paid such bonuses, additional remuneration and/or other benefits (if any) as the Board may from time to time determine in its discretion but so that the Executive shall not be entitled to any such bonus, additional remuneration and/or other benefits as of right and so that the Company may at any time discontinue or vary the payment of any such bonus, additional remuneration and/or other benefits it may in fact make.

7.       EXPENSES

The Company shall during the continuance of the Executive's employment reimburse the Executive all reasonable travelling, accommodation, entertainment and other out-of-pocket expenses wholly and necessarily incurred by the Executive in the proper performance of his duties under this Agreement upon production of receipts or such appropriate evidence of payment.

8.       HOLIDAYS

(1) The Executive shall, in addition to public and bank holidays, (in accordance with the proper performance of his duties under this Agreement) be entitled to 30 working days paid holiday in each calendar year or such proportion of days as shall correspond to the actual period that the Executive may have worked for the Company during the calendar year, to be taken at such times as shall have been approved by the Board.

(2) The Executive shall be entitled to carry forward a maximum of 5 days accrued but unused holiday entitlement from one calendar year to the next. Any accrued but untaken holiday in excess of 5 days shall be forfeited by the Executive.

(3) Upon the termination of the Executive's employment (except in the case of summary termination for cause when the Executive shall not be entitled to receive any pay in lieu of accrued holiday) the Executive's entitlement to accrued holiday pay shall be calculated on a pro rata basis in respect of each completed month of service in the calendar year in which his employment terminates so that if the Executive shall have taken more holiday than his accrued entitlement the Company is hereby authorised (for the purposes of Part II of the Employment Rights Act 1996) to make an appropriate deduction from the Executive's final salary payment.

(4) The Company, at its discretion, may request the Executive to take any outstanding holiday entitlement during any period of notice, and should the Executive fail to do so, the Executive shall then lose any entitlement to holiday pay in lieu.

(5) The Company shall be entitled to withhold any entitlement to holiday pay in lieu if the Executive fails to give the Company proper notice of termination or if the

Executive leaves before such notice has expired. In such a case the Executive's holiday pay in lieu shall be reduced by the number of days notice not worked. In any case where the Company agrees to waive the requirement for the Executive to work out his notice, this sub-clause shall not apply.

9.       SICKNESS AND INJURY

(1) If at any time the Executive is absent from work due to sickness or injury he shall promptly forward to the Company, if required, evidence of such sickness or injury in a form satisfactory to the Board.

(2) The Company shall pay the Executive's salary under sub-clause 6(1) (less an amount equal to his statutory sick pay) for the first 40 days in aggregate of absence due to sickness or injury in any calendar year but shall not be required to pay the Executive any salary and or other remuneration for any further periods of such absence in any calendar year, although it may at its discretion do so.

(3) If any incapacity is caused by any alleged action or wrong of a third party and the Executive decides to claim damages in respect thereof, the Executive shall use all reasonable endeavours to recover damages for loss of earnings over the period for which salary has been paid or will be paid to the Executive by the Company under this Clause 9 and will account to the Company for any such damages recovered less any costs borne by the Executive in achieving such recovery in an amount not exceeding the actual salary paid or payable by the Company under this Clause 9 in respect of such period.

10.      CONFIDENTIALITY

(1) The Executive shall not (other than in the proper performance of his duties or with the prior written consent of the Company or unless ordered by a court or other authority of competent jurisdiction) at any time either during the continuance of his employment or afterwards disclose to any person or use for his own benefit or the benefit of any person other than the Company or any Associated Company or through any failure to exercise all due care and diligence cause, enable, authorise, assist or permit any unauthorised use or disclosure of any information which he knows or ought reasonably to know concerns the business of the Company or any Associated Company or any of its or their suppliers, agents, distributors, customers or others which shall have been acquired received or made by the Executive during the course of or in contemplation of his employment (whether or not expressly designated "confidential" and whether or not in legible or tangible format) (together "Confidential Information") or attempt or purport to do any of the foregoing.

(2) All Records embodying or relating to any Intellectual Property, trade secret, or Confidential Information shall be the exclusive property of the Company or any Associated Company and the Executive shall not during the continuance of his employment or afterwards use cause, enable, authorise, assist or permit to be used all such Records otherwise than for the exclusive benefit of the Company or any Associated Company. The Executive shall hand over to the Company any such Records on the termination of his employment or at the request of the Company or any Associated Company at any time during the course of his employment.

(3) For the avoidance of doubt and without prejudice to the generality of this Clause 10 the following is a non-exhaustive list of matters which in relation to the Company or any Associated Company are considered to be confidential and must be treated as such by the Executive:-

(a)      all trade secrets of the Company or any Associated Company;

(b) all information relating to prices, discounts, mark-ups, marketing, future business strategy, tenders and any price-sensitive information of the Company or any Associated Company;

(c) all customer lists, supplier lists, details of contracts with or requirements of customers and suppliers and any details relating to information on the Company's or any Associated Company's database;

(d) any details about the Company's or any Associated Company's products, publications, processes, technologies, inventions, analysis or research;

(e) any information relating to any computer software (both source code and object code) and other Intellectual Property of the Company or any Associated Company;

(f) any technical data, know-how, information or operations manual of the Company or any Associated Company; and/or

(g) any information in respect of which the Company or any Associated Company is bound by an express or implied obligation of confidence to any third party.

(4) The provisions of this Clause 10 shall not apply to any Confidential Information which:-

(a) is in or enters the public domain other than by breach of this Agreement by the Executive; or

(b) is obtained from any third party who is lawfully authorised to disclose such information.

(5) The Executive shall at all times both during the continuance of his employment and afterwards inform the Company of any actual, suspected or threatened use or disclosure of any Confidential Information in contravention of this Agreement as soon as the same becomes known to the Executive and shall at the cost and expense of the Company unconditionally render such assistance to restrain such further use or disclosure as the Company may request.

11.      RECORDS

(1) During the continuance of this Agreement the Executive shall not-

(a) make, copy or reproduce in any form (otherwise than for the exclusive benefit of the Company or any Associated Company) any Records in whole or in part;

(b) use or permit any Records to be used otherwise than for the exclusive benefit of the Company or any Associated Company and on the basis that it is the intention of the parties hereto that the Records and any copies or reproductions thereof shall be and remain the exclusive property of the Company or any Associated Company; or

(c) attempt or purport to do any of the foregoing or cause, enable, permit, authorise or assist any other person to do any of the foregoing.

(2) During the continuance of this Agreement the Executive shall observe and comply with all security measures introduced by or on behalf of the Company or any Associated Company from time to time to safeguard and protect the Records from theft or unauthorised access by any person or from loss or damage caused by computer bugs or viruses or otherwise howsoever.

(3) The Executive shall on request and in any event immediately on the termination of this Agreement for any cause or by any means whatsoever deliver up to the Company or any Associated Company all Records which the Executive has or has caused to be made copied or reproduced in any form and all other documents, papers, materials and property belonging or relating to the Company or any Associated Company in the Executive's possession, power, custody or control and shall not retain any copies or reproductions thereof and, as appropriate, destroy, erase or delete from any data storage medium, including without limitation any computer hard disk or drive and from any floppy disk in the Executive's possession, power, custody or control all Records and/or Confidential Information, together with a written statement signed by the Executive certifying the same.

12.      INTELLECTUAL PROPERTY

(1) The Executive shall immediately notify the Company in writing of the general nature of any discovery invention idea development secret process or improvement in procedure made or discovered by him (irrespective of whether it was so made or discovered during normal working hours or using the facilities of the Company or any Associated Company and irrespective of whether or not the Executive considers that by virtue of Section 39 Patents Act 1977 or any similar provision of applicable law not capable of exclusion rights thereto fail to vest in the Company or any Associated Company) and which in any way relates or may be related to any product, service, work, method or process of the Company or any Associated Company or to any Confidential Information ("Invention").

(2) As between the Company or any Associated Company on the one hand and the Executive on the other hand the entitlement to any Invention shall be determined in accordance with the provisions of the Patents Act 1977.

(3) The Executive shall promptly provide to the Company or any Associated Company full written disclosure of any Invention and if and whenever required by the Company or any Associated Company so to do (whether or not during the continuance of his employment hereunder) shall at the expense of the Company or any Associated Company but without additional payment to the Executive (except to the extent provided in Section 40 Patents Act 1977 or any similar provisions of applicable law) apply or join with the Company or any Associated Company or any other persons in applying for letters patent or other equivalent protection (except only to the extent that by virtue of Section 39 Patents Act 1977 or any similar provision of applicable law not capable of exclusion such rights fail to vest in the Company or any Associated Company) in the United Kingdom and in any other part of the world for such Invention and unconditionally do such things and execute such documents as the Company or any Associated Company may reasonably request in connection therewith.

(4) It is hereby agreed that (subject only to Clause 12(2)) the Company or any Associated Company shall be solely and exclusively entitled to the entire and unencumbered Intellectual Property in all works, processes, methods, Inventions and/or products (including without limitation, any computer software) made by the Executive during the continuance of this Agreement and which are connected with or relate in any way to the business of the Company or any Associated Company whether or not so made during the Executive's employment hereunder and the Executive hereby:

(a) undertakes at the expense of the Company or any Associated Company immediately and unconditionally to execute all documents and do all things as the Company or any Associated Company shall require for the purpose of confirming to and assuring in the name of the Company or any Associated Company such Intellectual Property;

(b) undertakes immediately to inform the Company or Associated Company of the creation or coming into existence of anything to which this Clause 12 applies; and

(c) waives all moral rights in or to anything to which this Clause 12 applies in favour of the Company or Associated Company and for the avoidance of doubt such waiver shall extend to the licensees and successors in title of the Company or any Associated Company.

(5) The Executive shall at all times both during the continuance of his employment and thereafter inform the Company of any actual, suspected or threatened infringement of any Intellectual Property in contravention of this Agreement as soon as the same becomes known to the Executive and shall at the cost and expense of the Company unconditionally render such assistance to restrain such further infringement as the Company may request.

(6) All rights and obligations under this Clause 12 in respect of any Intellectual Property made or discovered by the Executive during the Executive's employment hereunder shall continue in full force and effect after the termination of the Executive's employment and shall be binding upon his personal representatives.

13.      PROTECTIVE COVENANTS

(1) The Executive acknowledges that during the course of his employment with the Company he shall receive and have access to Confidential Information belonging to the Company and any Associated Company (including without limitation those matters specified in Clause 10(3) of this Agreement) and the Executive shall also receive and have access to detailed client and/or customer lists and information relating to the operations and business requirements of those clients and/or customers and/or suppliers and accordingly the Executive is willing to enter into the covenants set out in Clause 13(2) in order to provide the Company and any Associated Company with what he agrees and considers to be reasonable protection of those interests.

(2) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly carry on or set up or be employed or engaged by or otherwise assist in a business anywhere in the United Kingdom (or any other territory in the world where at the date of such termination of employment the Company or any Associated Company is engaged in business) which is in competition with the business of the Company or any Associated Company as such business is carried on at such date.

(3) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly in connection with the carrying on of any business in competition with the Company or any Associated Company canvass, solicit or approach or cause to be canvassed, solicited or approached for orders in respect of any services provided and/or any goods sold by the Company or any Associated Company any person or company who or which at the date of termination of the Executive's employment or at any time during the period of 12 months prior to that date was a customer or client of the Company or any Associated Company and with whom or which the Executive shall have had dealings either directly or indirectly during this period.

(4) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly in connection with the carrying on of any business in competition with the Company or any Associated Company do business with any person or company who or which has at such date of termination or at any time during the period of 12 months prior to that date done business with the Company or any Associated Company as a customer or client, and with whom or which the Executive shall have had dealings either directly or indirectly during this period.

(5) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly in connection with the carrying on of any business in competition with the Company or any Associated Company do business with any person or company who or which has at such date of termination or at any time during the period of 12 months prior to that date done business with the Company or any Associated Company as a supplier and with whom or which the Executive shall have had dealings either directly or indirectly during this period.

(6) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly in connection with the carrying on of any business in competition with the Company or any Associated Company do business with any person or company who or which has at such date of termination or at any time during the period of 12 months prior to that date done business with the Company or any Associated Company as a distributor and with whom or which the Executive shall have had dealings either directly or indirectly during this period.

(7) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly solicit or entice away or endeavour to solicit or entice away from the Company or any Associated Company any person who at such date of termination or at any time during the period of 12 months prior to that date is employed or engaged by the Company or any Associated Company as a consultant and with whom the Executive shall have had contact either directly or indirectly during this period (whether or not such person would commit a breach of his contract of employment by so doing).

(8) The Executive hereby covenants with the Company that he shall not for a period of 12 months after the termination of his employment without the prior written consent of the Company either alone or jointly with or on behalf of any person directly or indirectly solicit or entice away or endeavour to solicit or entice away from the Company or any Associated Company any person who at such date of termination or at any time during the period of 12 months prior to that date is employed or engaged by the Company or any Associated Company in a senior capacity and with whom the Executive shall have had contact either directly or indirectly during this period (whether or not such person would commit a breach of his contract of employment by so doing).

(9) The Executive hereby agrees that he shall at the cost of the Company enter into a direct agreement or undertaking with any Associated Company whereby he shall accept restrictions and provisions corresponding to the restrictions and provisions in Clauses 13(2), (3), (4), (5), (6), (7) and (8) above (or such of them as may be appropriate in the circumstances) in relation to such activities and such area and for such period not exceeding that specified in sub-clause 13(2) as such Associated Company may reasonably require for the protection of its legitimate business interests.

(10) The covenants contained in Clauses 13(2), (3), (4), (5), (6), (7) and (8) are separate and severable and enforceable as such and in the event of any such restriction being rendered or adjudged invalid or unenforceable in whole or in part for any reason then such covenant or covenants or part of a covenant shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not affect the validity or enforceability of the remaining covenant or covenants or part of a covenant contained in Clauses 13(2), (3), (4), (5), (6), (7) and (8).

(11) The Executive hereby agrees and declares that having taken independent legal advice, if any one or more or any part of the covenants contained in this Clause 13 shall be rendered or judged invalid or unenforceable by a court of competent jurisdiction then such covenant or covenants or part of a covenant shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not affect the validity or enforceability of the remaining covenant, covenants or part of a covenant contained in this Clause 13 and the Executive hereby acknowledges that, having taken independent legal advice, the above covenants are not unfair and are not unreasonable in the circumstances and do not go beyond what is reasonably necessary for the protection of the goodwill and the business of the Company or any Relevant Associated Company.

(12) Any period spent by the Executive on "Garden Leave" in accordance with Clause 14(2) below shall be deducted from the period of restriction referred to in Clauses 13(2), (3), (4), (5), (6) (7) and (8)] above.

14.      TERMINATION

(1) Subject to the remainder of this Clause 14 the Executive's employment may be terminated by either party giving not less than 12 months' notice in writing to the other party.

(2) The Company shall be entitled during the period of any notice given pursuant to this Clause 14 to require the Executive to cease to attend at the premises of the Company or any Associated Company or to undertake any work for a proportion of or the whole period of notice. During such period or periods the Executive shall nevertheless remain available to perform any such duties and/or to exercise any such powers; authorities and discretions (if any) if and when called upon to do so by the Company and remain bound (subject to this clause 14(2)) by the remaining provisions of this Agreement which shall continue to remain in full force and effect. The Executive shall not be entitled to any payment in damages or be entitled to make bring or base any claim or counterclaim whatsoever upon or as a result of the exercise by the Company of its rights under this Clause 14(2). The Executive shall continue to receive his salary and other benefits (if any) should the Company exercise its rights under this sub-clause.

(3) The Company may at its absolute discretion elect to terminate the employment of the Executive with immediate effect by paying the Executive salary in lieu of notice, calculated in accordance with the provisions set out in this Agreement under Clause 6(1) at the rate current on the date of termination in respect of the period of notice referred to in Clause 14(1). For the avoidance of doubt, the right of the Company to make a payment in lieu of notice does not give rise to any right of the Executive to receive such a payment.

(4) The employment of the Executive may be terminated by the Company forthwith without notice or payment in lieu of notice if the Executive:-

(a) commits any serious or persistent breach or non-observance of any of the terms or conditions contained in this Agreement; or

(b) is guilty of any negligence, gross misconduct or dishonesty in connection with or affecting the business or affairs of the Company or any Associated Company for which the Executive is required to perform duties; or

(c) is guilty of conduct which in the reasonable opinion of the Board brings or is likely to bring the Executive or the Company or any Associated Company into disrepute; or

(d) is convicted of an arrestable offence other than a road traffic offence for which a non-custodial penalty is imposed; or

(e) is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to section 252 of the Insolvency Act 1986; or

(f) causes any agreement entered into by the Company or any Associated Company relating to the provision of the Executive's services to be terminated without notice by any other party to such agreement; or

(g) by reason of ill-health, accident or otherwise becomes or is unable properly to perform the Executive's duties hereunder (whether or not the Executive shall be prevented from full-time attendance to such duties and/or the Executive is receiving or may otherwise receive any benefit under the Company's permanent health insurance scheme) for a total period or periods aggregating 26 weeks in any 12 months; or

(h) in the reasonable opinion of the Company becomes incapable by reason of mental disorder of discharging his duties; or

(i) is or becomes prohibited by law from being a company director for the purposes of the Companies Acts.

(5) The employment of the Executive shall terminate automatically and without prior notice upon the Executive attaining the age of 65.

(6) If the Executive shall have been absent from work due to sickness or injury or other incapacity for periods in excess of 13 weeks in aggregate in any period of 12 consecutive months the Company may terminate his employment (whether or not the Executive is receiving or may otherwise receive any benefit under the Company's permanent health insurance scheme) by giving him not less than 3 months' notice in writing expiring at any time.

(7) Upon termination of the Executive's employment for whatever reason:-

(a) the Executive shall not take away conceal or destroy but shall immediately deliver up to the Company all Records which the Executive has or has caused to be made, copied or reproduced in any form together with all Confidential Information and any other property belonging to the Company or any Associated Company which may then be in the Executive's possession, power or custody or under the Executive's control, together with a written statement signed by the Executive certifying the same;

(b) the Executive shall not at any time thereafter make any untrue or misleading oral or written statement concerning the business or affairs of the Company or any Associated Company nor represent himself or permit himself to be held out as being in any way connected with or interested in the business or affairs of the Company or any Associated Company (except as a former employee for the purpose of communications with prospective employers or complying with any applicable statutory requirements);

(c) the Executive shall immediately repay all outstanding debts or loans due to the Company or any Associated Company and the Company is hereby authorised to deduct from any wages (as defined in Part II of the Employment Rights Act 1996) of the Executive a sum equal to any such debts or loans together with any interest thereon as appropriate; and

(d) the Executive shall upon request by the Company immediately resign from the office as a director of the Company and from all other offices and appointments held by the Executive in or on behalf of the Company and any Group or Associated Company in each case without compensation for loss of office.

(8) If the employment of the Executive is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving liquidation and the Executive is offered employment with any concern or undertaking resulting from this reconstruction or amalgamation on terms and conditions which taken as a whole are not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of such termination.

(9) Any rights or obligations of the Executive under this Agreement which are expressed to continue after the date of termination shall continue in full force and effect notwithstanding the termination of the Executive's employment.

15.      DISCIPLINARY AND GRIEVANCE PROCEDURES

(1) There is no formal disciplinary procedure purposes applicable to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behaviour.

(2) The Company shall be entitled, in order to investigate any complaint made against the Executive, to suspend the Executive on full pay for so long as may be necessary to carry out a proper investigation and hold a disciplinary hearing.

(3) If the Executive is not satisfied with any disciplinary decision taken in relation to him he may apply in writing (within 5 working days of the decision being notified to him) to the Board whose decision shall be final.

(4) If the Executive has any grievance in relation to his employment he may raise it in writing with the Board whose decision shall be final.

16.      ASSIGNMENT

The Company reserves the right to assign its rights and obligations under this Agreement to any Associated Company and thereafter any reference to the Company in this Agreement shall be a reference to any such Associated Company.

17.      NOTICES

(1) Any notice to be given under this Agreement shall be given in writing and shall be deemed sufficiently served by one party on the other if it is delivered personally or is sent by first class post (air mail if overseas) addressed to either the Company's place of business for the time being marked for the attention of Executive Director of the Company or the Executive's last known address as the case may be.

(2) Any notice delivered personally shall be deemed to have been given at the time of such delivery and any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting (6 days if sent by air mail) and in proving the time such notice was sent it shall be sufficient to show that the envelope containing it was properly addressed stamped and posted.

18.      POWER OF ATTORNEY

(1) The Executive hereby irrevocably and by way of security grants to the Company (with power for the Company to grant a separate power to any Associated Company on behalf of the Executive) power of attorney on behalf of the Executive to sign all such documents, execute all such deeds and do or refrain from doing all such things as the Company exercising the power or such concurrent power may in its entire unfettered discretion consider appropriate convenient or necessary in any part of the world for the purposes of fulfilling the Executive's obligations under this Agreement. The Executive shall grant such separate powers of attorney in such form or forms as the Company (or the relevant Associated Company) may reasonably require for such purposes, and the power granted by this Clause 18 shall empower the attorney to grant such further powers in the name and on behalf of the Executive.

(2) Notwithstanding the foregoing and merely as a matter between the Company (or the relevant Associated Company) and the Executive the powers granted by the Executive under this Clause 18 shall not be used except with the consent of the Executive or following the failure of the Executive to sign execute do or refrain from doing forthwith upon request made of the Executive in writing and no party dealing with the attorney shall be concerned as to whether the procedure of this Clause 18 shall have been followed.

19.      MISCELLANEOUS

(1) The Company reserves the right to make reasonable variations to the Executive's terms and conditions of employment by giving the Executive not less than one month's written notice.

(2) Any benefits provided by the Company or any Associated Company to the Executive which are not expressly agreed to in this Agreement shall be regarded as purely ex gratia benefits provided at the entire discretion of the Company or any Associated Company and shall not form part of the Executive's contract of employment.

(3) The Executive acknowledges that any breach by him of any of the terms of Clauses 10, 11 or 12 of this Agreement may inflict irreparable damage to the Confidential Information and/or the Intellectual Property referred to in those Clauses and entitle the Company or an Associated Company to an injunction as well as to damages, costs and other relief.

IN WITNESS whereof this Agreement has been executed as a Deed on the date and year first above written.


SIGNED AS A DEED BY          )
IDEAL HARDWARE LIMITED       )      /s/ (ILLEGIBLE)
acting by:-                  )

                                    Director               /s/ (ILLEGIBLE)

                                    Director/Secretary     CEO BELL MICRO




SIGNED as a DEED by          )
THE SAID IAN MICHAEL         )      /s/ (ILLEGIBLE)
FRENCH IN THE PRESENCE OF:-  )

Witness Signature:   /s/ L.J. STRONGITHARM

Witness Name:        Linsey Strongitharm

Witness Address:     20 Willow Way, Evell Court, Epsom KT190EH

Witness Occupation:  P.A.

                                   SCHEDULE 1

                               ADDITIONAL BENEFITS


1.       CAR ALLOWANCE

(1) In order to assist the better performance of the Executive's duties the Executive shall during the Appointment receive in the sum of Pound Sterling 6,000 per annum car allowance, payable in equal monthly installments on or about the last working day of every month.

2.       PENSION BENEFITS

(1) The Company shall during the continuance of this Agreement pay Pound Sterling 1,000 per month to one or more personal pension schemes within the meaning of Part XIV Chapter I of the Income and Corporation Taxes Act 1988 effected by the Executive PROVIDED that the such Personal Pension Schemes are approved or provisionally approved by the Inland Revenue and PROVIDED that if payment is made to more than one personal pension scheme in a year the aggregate so paid shall not exceed Pound Sterling 12,000 per annum.

3.       ILLNESS AND MEDICAL INSURANCE

The Executive shall be entitled to membership of the Company's medical insurance and personal accident schemes (subject to the rules of the schemes) from time to time in force. The Company reserves the right to withdraw or amend any of the rules or benefits under such schemes at any time and reserves the right to terminate the Executive's participation in such schemes at any time. The Executive shall submit to such medical examinations as may be prescribed by the relevant insurance company from time to time and permit disclosure of the results of such medical examination to the Company.

4.       LIFE ASSURANCE

The Executive shall be entitled to membership of the Company's life assurance scheme, subject to the rules of the scheme from time to time in force. The Company reserves the right to withdraw or amend any of the rules or benefits under such scheme at any time and reserves the right to terminate the Executive's participation in such schemes at any time.

5.       CRITICAL ILLNESS INSURANCE

The Company shall during the continuance of this Agreement pay to Skandia Life on behalf of the Executive the monthly premiums in the sum of Pound Sterling
740.40 in respect of the Executive's Lifetime Cover Plus policy number SLP019246308 for so long as the policy remains in force.

6.       PERMANENT HEALTH INSURANCE

The Executive shall be entitled to membership of the Company's medical insurance and permanent health insurance (subject to the rules of the scheme) from time to time in force. The Company reserves the right to withdraw or amend any of the rules or benefits under such scheme at any time and reserves the right to terminate the Executive's participation in such scheme at any time. The Executive shall submit to such medical examinations as may be prescribed by the relevant insurance company from time to time and permit disclosure of the results of such medical examination to the Company.

                                   SCHEDULE 2

                                      BONUS

1. In this Schedule the definitions set out in the Agreement shall also be deemed to apply herein and in addition the following expressions shall have, unless the context otherwise requires, the following meanings:-

"Financial Year"

means the relevant 12 month financial period for which annual accounts of the Company shall have been prepared.



2. In addition to the remuneration payable to the Executive pursuant to Clause 6(1), the Company shall pay to the Executive in respect of each Financial Year of the Company during the continuance of the Agreement a bonus of Pound Sterling 125,000 ("the Bonus") strictly conditional upon 100% achievement of objectives agreed between Bell Microproducts, Inc. and the Executive for the Financial Year of the Company. If payable, the Bonus will be paid by the Company to the Executive within 30 days after determination that the objectives were 100% achieved, such determination to be made by the President of Computer Products Group, whose decision shall be final and binding upon the Executive and the Company.

3. In the event the Executive resigns or is dismissed for gross misconduct then the Executive shall forfeit and waive any entitlement to the right to claim any "Bonus" entitlement not paid, and hold the Company in respect thereof. In the event the Executive is dismissed for reasons other than gross misconduct prior to 100% achievement of the objectives, he is not entitled to a Bonus payment. If the Executive is dismissed for reasons other than gross misconduct after 100% achievement of the objectives, he is entitled to the Bonus payment.